Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Gold Trust (the “Trust” or “Registrant”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Amanda Krichman, Principal Financial and Accounting Officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Amanda Krichman
Amanda Krichman *
Principal Financial and Accounting Officer
August 4, 2026

*	The Registrant is a trust and Ms. Krichman is signing in her capacity as Principal Financial and Accounting Officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.